Exhibit 10.7

SHARE PURCHASE AGREEMENT

Dated as of July 22, 2005

by and between

RV TECHNOLOGY LIMITED,

a limited company incorporated

under the laws of Hong Kong

and

CALYPSO WIRELESS, INC., a Delaware corporation

and

ARGO II: THE WIRELESS – INTERNET FUND LIMITED PARTNERSHIP

ARGC IV, L.P.

ARGC V, L.P.

HENRY HUNTLY HAIGHT

PONG SIK TUEN

LEUNG MING YAN

MO SHUYI

TING HAN HSIUNG, DESMOND

MAK TSUN WAH, DANIEL

LO SHUI LING, RAYMOND, and

1010 LIMITED a limited company

incorporated

under the laws of Hong Kong

Table of Contents

                                                                                                                                                                                                                                            Page

ARTICLE I Definitions 1

Section 1.1 Definitions 1

ARTICLE II Purchase and Bonus Shares and Buyout Option 7

Section 2.2 Initial Purchase and Bonus Shares 7

Section 2.2 Completion of Financial Review and Employment Agreements 7

Section 2.3 Closing on Purchased Shares 8

Section 2.4 Buyout Option 8

ARTICLE III Representations and Warranties 8

Section 3.1 Reps. and Warranties of the Company 8

Section 3.2 Reps. and Warranties of the Shareholders 14

Section 3.3 Reps. and Warranties of the Purchaser 15

ARTICLE IV Covenants 20

Section 4.1 Restrictions During Exercise Period 20

Section 4.2 Other Agreements and Other Financings 21

Section 4.3 Working Capital Payments During Exercise Period 21

Section 4.4 Purchaser Covenants 21

Section 4.5 Ranking of Purchaser’s Shares 22

Section 4.6 Registration Rights 22

ARTICLE V Conditions to Closing 22

Section 5.1 Conditions Precedent to Closing - Company 22

Section 5.2 Conditions Precedent to Closing - Purchaser 23

ARTICLE VI Purchase Terms and Buyout Option 24

Section 6.1 Purchase Terms 24

Section 6.2 Milestone Payments 25

Section 6.3 Bonus Issue 25

Section 6.4 Purchaser’s Buyout Option 25

Section 6.5 Shareholders Participation 26

ARTICLE VII Indemnification 26

Section 7.1 General Indemnity 26

Section 7.2 Indemnification Procedures 28

ARTICLE VIII Miscellaneous 29

Section 8.1 Fees and Expenses 29

Section 8.2 Specific Enforcement 29

Section 8.3 Entire Agreement; Amendment 30

Section 8.4 Notices 30

Section 8.5 Waivers 31

Section 8.6 Headings 31

Section 8.7 Successors and Assigns 31

Section 8.8 Governing Law 31

Section 8.9 Survival 31

Section 8.10 Counterparts 31

Section 8.11 Publicity 32

Section 8.12 Severability 32

Section 8.13 Further Assurances 32

Section 8.14 Omitted Schedules 32

Section 8.15 Time of the Essence 32

SCHEDULES

Schedule A: Financial Statements of the Group and Subsidiary

Schedule B: Registration Rights

Schedule C: Purchase and Buyout Consideration

Schedule D: Form of Legal Opinion by Company Counsel

Schedule E: Form of Director’s Certificate

Schedule F: Form of Shareholders’ Certificate

DISCLOSURE SCHEDULES

Disclosure Schedule 3.1(c) - Capitalization Table

Disclosure Schedule 3.1(e) – No disclosure

Disclosure Schedule 3.1(f) – No disclosure

Disclosure Schedule 3.1(i) – No disclosure

Disclosure Schedule 3.1(j) – No disclosure

Disclosure Schedule 3.1(l) – No disclosure

Disclosure Schedule 3.1(p) – No disclosure

Disclosure Schedule 3.1(q) – No disclosure

Disclosure Schedule 3.1(r) – No disclosure

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this "Agreement"), is dated as of July 22, 2005 by and between RV TECHNOLOGY LIMITED, a limited company incorporated under the laws of Hong Kong (the "Company"), ARGO II: THE WIRELESS – INTERNET FUND LIMITED PARTNERSHIP; ARGC IV, L.P.; ARGC V, L.P.; HENRY HUNTLY HAIGHT; PONG SIK TUEN; LEUNG MING YAN; MO SHUYI; TING HAN HSIUNG, DESMOND; MAK TSUN WAH, DANIEL; LO SHUI LING, RAYMOND and 1010 LIMITED a limited company incorporated under the laws of Hong Kong, (collectively the "Shareholders"), and CALYPSO WIRELESS, INC., a Delaware corporation (the "Purchaser").

The parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.1 - Definitions.

"Articles" shall have the meaning assigned to such term in Section 3.1(c) hereof.

"Bonus Shares" shall have the meaning assigned to such term in Section 2.1(b) hereof.

"Buyout Shares" shall have the meaning assigned to such term in Section 2.4 hereof.

"Buyout Option" shall mean the purchase option after the Initial Purchase given to purchaser as described in Section 2.4 hereof.

"Closing" shall have the meaning assigned to such term in Section 2.3 hereof.

"Closing Date" shall have the meaning assigned to such term in Section 2.3 hereof.

"Director Loan" shall mean those amounts owed by the Company to Pong Sik Tuen as referred to in Disclosure Schedule 3.1(c).

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

"Exercise Period" shall mean the nine-month period following the Closing during which Purchaser has the right to exercise the Buyout Option.

"Family Member" in relation to a specified natural person shall mean such person’s spouse, parents and descendents (whether by blood or adoption and including stepchildren).

"Financial Statements" shall mean the financial statements of the Group and its Subsidiary prepared between the date of incorporation to June 30, 2005 hereof which have been furnished to the Purchaser.

"GAAP" shall mean generally accepted accounting principles in Hong Kong as applied by the Company.

"Group" shall mean the Company and the Subsidiary, on a consolidated basis.

"Hong Kong" shall mean the Hong Kong Special Administrative Region of the People’s Republic of China.

"Initial Purchase" shall mean the purchase of the Purchased Shares.

"Material Adverse Effect" shall mean any effect on the business, properties or financial condition of the Company that is material and adverse to the Company and the Subsidiary, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise adversely affect the ability of the Company to enter into and perform any of its obligations under this Agreement in any material respect.

"Material Agreements" shall have the meaning assigned to such term in Section 3.1(p) hereof.

"Ordinary Shares" shall mean the ordinary shares of HK$0.01 each in the share capital of the Company which are, or as of the Closing Date will be, the only class of authorized, issued or outstanding shares in the Company.

"Other Financings" shall have the meaning assigned to such term in Section 4.2(b) hereof.

"Other Indebtedness" shall have the meaning assigned to such term in Section 4.3(c) hereof.

"Purchased Shares" shall have the meaning assigned to it in Section 2.1.

"Purchaser’s Shares" shall mean the restricted common stock of the Purchaser par value US$0.001 (OTC stock symbol "CLYW").

"SEC" shall mean the United States Securities and Exchange Commission.

"Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

"Shares" shall mean the Ordinary Shares.

"Subscription Shares" shall have the meaning assigned to such term in Section 2.1(a) hereof.

"Subsidiary" shall mean Covision Limited, a limited liability company incorporated under the laws of Hong Kong.

All references to "US$" or "Dollars" herein shall mean U.S. Dollars unless otherwise specified.

ARTICLE II

Initial Purchase and Bonus Shares and Buyout Option

Section 2.1 – Initial Purchase and Bonus Shares. (a) In consideration of and in express reliance upon the representations, warranties and covenants contained herein and subject to the terms and conditions hereof, the Company agrees to issue and sell in three tranches to the Purchaser, and the Purchaser agrees to subscribe for 5,789,047 Ordinary Shares of the Company (the "Subscription Shares") in three tranches, which in the aggregate represents 22.4% of the enlarged issued share capital of the Company immediately after Closing calculated on the basis of  the full 25% dilution from the issue of the Subscription Shares and Bonus Shares.

(b) In addition, the Company agrees to allot and issue to the Purchaser 671,942 Ordinary Shares of the Company (the "Bonus Shares") which in the aggregate represents 2.6% of the enlarged issued share capital of the Company immediately after Closing calculated on the basis of the full 25% dilution from the issue of the Subscription Shares and Bonus Shares (the Subscription Shares and the Bonus Shares shall collectively be referred to as the "Purchased Shares").

Section 2.2 – Completion of Financial Review and Employment Agreements. The obligation of the Purchaser to complete the Initial Purchase is subject to and conditioned upon: (i) Purchaser’s determination of the financial suitability of this transaction, as determined in its sole and absolute discretion, after completion of its financial review within 10 days of the date of the execution of this Agreement, and (ii) execution of mutually agreeable employment contracts between the Purchaser (or the Company) and individuals deemed by Purchaser to be key employees of Company for a period of no less than three (3) years. Such key employees shall include but not be limited to the CEO, CFO, CTO, COO where such positions exist. All employment agreements shall be executed prior to the Closing Date. If the Purchaser determines that this transaction is suitable, and such employment contracts are executed, Purchaser shall deliver the initial shares and payments required under sections 6.1 and 6.2 hereof at the Closing. If the Purchaser determines that this transaction is not suitable, the Purchaser shall so notify the Company in writing not later than 10 days following the date of the execution of this Agreement (the "Rejection Notice") and shall immediately return any and all other property of the Company, and thereafter the parties shall be relieved of any and all further obligations under this Agreement. Failure by the Purchaser to so deliver the Rejection Notice shall be deemed acceptance of its rights and obligations hereunder (including, without limitation, the obligation to complete the Initial Purchase) and the parties hereto shall forthwith proceed to Closing in accordance with the terms of this Agreement.

Section 2.3 – Closing on Purchased Shares. Subject to the terms and conditions of this Agreement, the Initial Purchase of the Purchased Shares shall take place at the offices of Calypso Wireless, Inc., 5753 N.W. 158th Street, Miami, Florida 33014 (the "Closing") at 10:00 a.m. local time on a date: (i) not later than 14 days after the execution of this Agreement, or (ii) at such other time and place or on such date as the Purchaser and the Company may agree upon (the "Closing Date"). Each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

Section 2.4 – Buyout Option. In addition, the Company and the Shareholders severally agree to grant a Buyout Option to the Purchaser, whereby the Purchaser may purchase all of the remaining issued and outstanding shares of the Company (the "Buyout Shares") pursuant to this Agreement, which may be exercised by the Purchaser during the Exercise Period, as provided in Section 6.2 hereof.

ARTICLE III

Representations and Warranties

Section 3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties, as at the date of this Agreement and up to and including the Closing Date, to the Purchaser:

  Organization, Good Standing and Power. (i) The Company is a limited liability company duly incorporated, validly existing and in good standing under the laws of Hong Kong, Special Administrative Region of the Peoples Republic of China, and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. As at the date hereof, the Company has a single subsidiary, Covision Limited, a limited liability company duly incorporated, validly existing and in good standing under the laws of Hong Kong. For the purposes of this Section 3.1, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries.

  (ii) Each of the Company and the Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction in which the failure to be so qualified will not have a Material Adverse Effect.

  Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue and sell the Purchased Shares, and to authorize or otherwise permit the sale of the Buyout Shares, in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or Shareholders is required. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.
  Capitalization. The authorized share capital of the Company and the shares thereof issued and outstanding as at the Closing Date, are set forth in Schedule 3.1(c) attached hereto. All of the outstanding Ordinary Shares have been, or upon the Closing will be, duly and validly authorized, and are fully paid and nonassessable. Except as set forth in Schedule 3.1(c) attached hereto, as at the date hereof, there are no outstanding options or warrants of any character whatsoever relating to, or securities or rights convertible into, any shares in the share capital of the Company. Furthermore, except as set forth in Schedule 3.1(c) attached hereto, as of the date hereof, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares in the share capital of the Company or options, securities or rights convertible into shares in the share capital of the Company. Except for transfer restrictions contained in the Shareholders Agreement entered into by among the Company and certain shareholders as set forth in Schedule 3.1(c) attached hereto, as at Closing, the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares in the share capital of the Company. Except as set forth in Schedule 3.1(c) attached hereto, as at Closing the Company is not a party to any agreement granting registration rights, preemptive rights or subscription rights to any person with respect to any shares in the share capital of the Company. Except as set forth on Schedule 3.1(c) attached hereto, the offer and sale of all shares, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable securities laws, and no shareholder has a right of rescission or damages with respect thereto which would have a Material Adverse Effect. The Company has furnished or made available to the Purchaser true and correct copies of the Company's Memorandum and Articles of Association in effect on the date hereof (the "Articles").
  Issuance of Shares. The Subscription Shares and Bonus Shares to be issued under this Agreement have been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms hereof, the Subscription Shares and Bonus Shares shall be validly issued and outstanding, fully paid and nonassessable, and the Purchaser shall be entitled to all rights accorded to a holder of such Shares.
  No Conflicts. Save as specifically disclosed to the Purchaser including a Microsoft Mobile and Embedded Devices Joint Development Program Agreement dated April 1, 2005, and certain non-disclosure agreements and software development licensing agreements the company had entered into with third party vendors, the execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated herein, do not: (i) violate any provision of the Company's Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company or the Subsidiary under any agreement or any commitment to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any local or foreign statute, rule, regulation, order, judgment or decree (including securities laws and regulations) applicable to the Company or the Subsidiary or by which any property or asset of the Company or the Subsidiary is bound or affected, except, in all cases (other than violations of securities laws), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not required under local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Purchased Shares to the Purchaser in accordance with the terms hereof (other than any filings which may be required to be made by the Company with any local securities regulatory authority subsequent to the Closing; provided, however, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the representations, warranties and agreements of the Purchaser herein.
  Financial Statements. The Company has delivered to the Purchaser the Financial Statements. The Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations. Except as set forth in Schedule 3.1(f), the Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except that any unaudited financial statements provided do not contain footnotes and are subject to normal and recurring year-end adjustments, which will not, individually or in the aggregate, be material).
  No Material Adverse Effect. Since December 31, 2004, the Company has not suffered any Material Adverse Effect.
  No Undisclosed Liabilities. Except as disclosed in the Financial Statements or on Schedule 3.1(i) attached hereto, the Group has no liabilities, obligations, claims or losses of any kind (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Group (including the notes thereto) in conformity with GAAP, and are not disclosed in the Financial Statements or in the financial statements of Covision Limited other than those incurred in the ordinary course of the Group's business since December 31, 2004 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.
  Indebtedness. The Financial Statements set forth all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments. For the purposes of this Section 3.1(i), "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP.
  Title to Assets. The Group has good and marketable title to all of its respective real and personal property reflected in the Financial Statements or in the financial statements of Covision Limited, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the Financial Statements, or in the financial statements of Covision Limited, or on Schedule 3.1(j) attached hereto or those that do not or would not have a Material Adverse Effect. All said real property leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect in all material respects.
  Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Group which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the Financial Statements or in the financial statements of Covision Limited or on Schedule 3.1(k) attached hereto, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Group, or any of its respective properties or assets and which, if determined adversely to the Group, would have a Material Adverse Effect.
  Compliance with Law. The business of the Group has been and is presently being conducted in all material respects in accordance with all applicable laws, rules, regulations and ordinances, except as set forth in Schedule 3.1(l) attached hereto, and except as, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Group has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it, except where the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, do not or would not have a Material Adverse Effect.
  No Broker Fees. No brokers, finders or financial advisory fees or commissions will be payable by the Group with respect to the transactions contemplated by this Agreement.
  Disclosure. Neither this Agreement, nor the Schedules hereto, nor any other documents, certificates or instruments furnished to the Purchaser by the Group in connection with the transactions contemplated by this Agreement, taken as a whole, contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.
  Operation of Business. The Company owns or controls all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses and authorizations, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without, to the best of the Company's knowledge, any conflict with the rights of others, except to the extent that any such conflict would not have a Material Adverse Effect.
  Material Agreements. Except for such instruments which are described in the Financial Statements or in the financial statements of Covision Limited or otherwise set forth on Schedule 3.1(p) attached hereto, the Group is not a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with any regulatory authority having jurisdiction thereof (collectively, "Material Agreements"). The Group has in all material respects performed all the obligations required to be performed by it to date under the Material Agreements, has received no notice of default by any other party thereto, and is not in default under any Material Agreement now in effect, the result of which would have a Material Adverse Effect.
  Transactions with Affiliates. Except as set forth in the Financial Statements, or in the financial statements of Covision Limited, or on Schedule 3.1(q) attached hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $100,000 between: (i) the Company or Covision Limited, on the one hand, and (ii) on the other hand, any officer, employee or director of the Company or Covision Limited, or any Family Member, or any corporation or other entity controlled by such officer, employee, director or Family Member.
  Employees. As at the date hereof, the Group has no collective bargaining arrangements or agreements covering any of its employees, except as set forth on Schedule 3.1(r) attached hereto or otherwise provided for in this Agreement. Except as set forth in Schedule 3.1(r) attached hereto or otherwise provided for in this Agreement, as at the date hereof the Group has no employment contract or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Group. The Group requires its officers, technical employees and certain consultants to enter into agreements regarding proprietary information and assignment of inventions, or other similar agreements containing restrictive covenants. As at the date hereof, except as disclosed on Schedule 3.1(r), no officer, consultant or key employee of the Group whose termination, either individually or in the aggregate, would have a Material Adverse Effect, has terminated or, to the knowledge of the Group, has any present intention of terminating his or her employment or engagement with the Group.
  Acknowledgment Regarding Purchaser's Acquisition of Purchased Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Purchaser's purchase of the Purchased Shares.

Section 3.2 Representations and Warranties of the Shareholders. The Shareholders hereby severally make the following representations and warranties, as of the date hereof up to and including the Closing Date, to the Purchaser:

  Authorization; Enforcement. Each Shareholder has the requisite power and authority to enter into and perform this Agreement and to sell their respective portion of Buyout Shares (if at all), in accordance with the terms hereof. The execution, delivery and performance of this Agreement by each Shareholder and the consummation by each of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or partnership action, and no further consent or authorization is required. This Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Shareholders, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.
  Capitalization. The authorized share capital of the Company and the shares thereof issued and outstanding as at the Closing Date, are set forth in Schedule 3.1(c) attached hereto. All of the outstanding Ordinary Shares have been, or upon the Closing will be, duly and validly authorized, and are fully paid and nonassessable. Except as set forth in Schedule 3.1(c) attached hereto, as at the date hereof, there are no outstanding options or warrants of any character whatsoever relating to, or securities or rights convertible into, any shares in the share capital of the Company. Except for transfer restrictions contained in the Shareholders Agreement entered into by among the Company and certain shareholders as set forth in Schedule 3.1(c) attached hereto, as at the date hereof, the Company is not a party to, and each Shareholder has no knowledge of, any agreement restricting the voting or transfer of any shares in the share capital of the Company.
  Employees. As at the date hereof, the Company has no collective bargaining arrangements or agreements covering any of its employees, except as set forth on Schedule 3.1(r) attached hereto or otherwise provided for in this Agreement. Except as set forth in Schedule 3.1(r) attached hereto or otherwise provided for in this Agreement, as at the date hereof the Company has no employment contract or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company. The Company requires its officers, technical employees and certain consultants to enter into agreements regarding proprietary information and assignment of inventions, or other similar agreements containing restrictive covenants. As at the date hereof, except as disclosed on Schedule 3.1(r), no officer, consultant or key employee of the Company whose termination, either individually or in the aggregate, would have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company.

Section 3.3 - Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties, as of the date hereof up to and including the Closing Date, to the Company and the Shareholders:

  Organization and Standing of the Purchaser. The Purchaser is a Delaware corporation, validly existing and in good standing under the laws of the State of Delaware.
  Authorization and Power. The Purchaser has the requisite corporate power and authority to enter into and perform this Agreement and to purchase the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Purchaser, its Board of Directors or shareholders is required. This Agreement has been duly executed and delivered by the Purchaser. This Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.
  Capitalization. The authorized capital stock of the Purchaser and the shares thereof issued and outstanding are set forth in Purchaser’s filings with the SEC. All shares of the Purchaser were offered, issued and sold in compliance with all applicable laws concerning the offer, sale and issuance of shares, including U.S. federal and state laws.
  Issuance of Shares. The Purchaser’s Shares to be issued to the Shareholders under this Agreement have been duly authorized by all necessary corporate action and, when paid for and issued in full in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and nonassessable. The Purchaser’s Shares shall be free of any liens or encumbrances; provided, however, that such shares will be "restricted shares" within the meaning of Rule 144(a)(3) of the Securities Act.
  No Conflicts. The execution, delivery and performance of this Agreement by the Purchaser, and the consummation by the Purchaser of the transactions contemplated herein, do not: (i) violate any provision of the Purchaser's Articles of Incorporation or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Purchaser is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Purchaser under any agreement or any commitment to which the Purchaser is a party or by which the Purchaser is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any local or foreign statute, rule, regulation, order, judgment or decree (including securities laws and regulations) applicable to the Purchaser or by which any property or asset of the Purchaser is bound or affected, except, in all cases (other than violations of securities laws), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Purchaser is not required under local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the shares of common stock in the Purchaser to the Shareholders in accordance with the terms hereof (other than any filings which may be required to be made by the Purchaser with any local securities regulatory authority subsequent to the Closing; provided, however, that, for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the representations, warranties and agreements of the Shareholders herein.
  Financial Statements. The Purchaser has not provided to the Company any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Purchaser, but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the financial statements of the Purchaser delivered to the Company (the "Purchaser Financial Statements") complied in all material respects with the requirements of all local securities regulatory authorities applicable to them, and, as of their respective dates, such financial statements did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Purchaser Financial Statements comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of any applicable regulatory authority with respect thereto as of the date of filing. Such financial statements have been prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except: (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Purchaser as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
  No Material Adverse Effect. Since December 31, 2004, the Purchaser has not suffered any Material Adverse Effect.
  No Undisclosed Liabilities. Except as disclosed in the Purchaser’s financial statements, the Purchaser has no liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Purchaser (including the notes thereto) in conformity with U.S. GAAP, and are not disclosed in the financial statements other than those incurred in the ordinary course of the Purchaser's business since December 31, 2004 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.
  No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Purchaser or its businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Purchaser but which has not been so publicly announced or disclosed except for events or circumstances which individually or in the aggregate, do not or would not have a Material Adverse Effect.
  Title to Assets. The Purchaser has good and marketable title to all of its respective real and personal property reflected in its financial statements, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the said financial statements or those that do not or would not have a Material Adverse Effect. All real property leases of the Purchaser are valid and subsisting and in full force and effect in all material respects.
  Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Purchaser, threatened against the Purchaser which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the Purchaser’s financial statements, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Purchaser, threatened, against or involving the Purchaser, or any of its respective properties or assets and which, if determined adversely to the Purchaser, would have a Material Adverse Effect.
  Compliance with Law. The business of the Purchaser has been and is presently being conducted in all material respects in accordance with all applicable laws, rules, regulations and ordinances, and except as, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Purchaser has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it, except where the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, do not or would not have a Material Adverse Effect.
  No Broker Fees. No brokers, finders or financial advisory fees or commissions will be payable by the Purchaser or any subsidiary with respect to the transactions contemplated by this Agreement. For the purposes of this Section 3.3, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Purchaser and/or any of its other subsidiaries.
  Disclosure. Neither this Agreement, nor the Schedules hereto, nor any other documents, certificates or instruments furnished to the Company by or on behalf of the Purchaser in connection with the transactions contemplated by this Agreement, taken as a whole, contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.
  Operation of Business. The Purchaser owns or controls all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses and authorizations, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without, to the best of the Purchaser's knowledge, any conflict with the rights of others, except to the extent that any such conflict would not have a Material Adverse Effect.
  Environmental Compliance. Except as disclosed in the Purchaser’s financial statements, the Purchaser has obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws, except for any approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations the failure of which to obtain does not or would not have a Material Adverse Effect. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, to the best of the Purchaser's knowledge, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Purchaser that violate or could reasonably be expected to violate any Environmental Laws after the Closing or that could reasonably be expected to give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation: (i) under any Environmental Laws, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.
  Material Agreements. Except for such instruments which are described in the Purchaser’s financial statements, the Purchaser is not a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with any regulatory authority having jurisdiction thereof (collectively, "Material Agreements"). The Purchaser has in all material respects performed all the obligations required to be performed by it to date under the Material Agreements, has received no notice of default by any other party thereto, and is not in default under any Material Agreement now in effect, the result of which would have a Material Adverse Effect.
  Securities Law. The Purchaser has complied in all material respects with all applicable securities laws in connection with the offer, issuance, sale and delivery of the Purchaser’s Shares hereunder. Since January 1, 2003, the Purchaser (including any predecessor entity) has filed all forms, reports, schedules, statements, registration statements and other documents with the SEC relating to periods commencing on or after such date required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations promulgated thereunder (such forms, reports, schedules, statements, registration statements and other documents being hereinafter referred to as the "SEC Filings"), and, as of their respective dates, the SEC Filings complied in all material respects with all applicable requirements of the federal securities laws and the SEC rules and regulations promulgated thereunder. Except to the extent amended or superseded by a subsequent filing with the SEC made prior to the date hereof, as of their respective dates (and if so amended or superseded, then on the date of such filing prior to the date hereof), the SEC Filings (including in each case, exhibits, schedules, amendments or supplements thereto, and any other information incorporated by reference therein) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The Purchaser has not prepared, or caused to be prepared, any amendments and/or modifications to any SEC Filings which have not yet been filed with the SEC but that are required to be filed with the SEC in accordance with applicable federal securities laws and the SEC rules and regulations promulgated thereunder. It is not necessary in connection with the offer, issuance, sale and delivery of the Purchaser’s Shares hereunder to the Shareholders to register such shares under the Securities Act or under any state laws of the United States.
  Acknowledgment Regarding Shareholder's Acquisition of Purchaser’s Shares. The Purchaser acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereunder. The Purchaser further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Purchaser's purchase of the Purchased Shares.
  Accredited Investor. The Purchaser represents and warrants to, and covenants with, the Company and the Shareholders that the Purchaser is acquiring the Shares of the Company pursuant to this Agreement for its own account for investment purposes only and with no present intention of publicly distributing any of such shares and has not entered into, and does not intend to enter into, any arrangement or understanding with any other person regarding the public distribution of such shares.

ARTICLE IV

Covenants

The Company and Shareholders covenant with the Purchaser and the Purchaser covenants with the Company and Shareholders, as follows:

Section 4.1 – Restrictions During Exercise Period. The Company and Shareholders agree that so long as there is no breach of the Purchaser’s obligations hereunder, none will cause or permit any transfer or encumbrance of any of the Buyout Shares before the expiration of the Exercise Period. In addition, the Company and Shareholders each severally agree to take each and every reasonable further action, whether upon the request of Purchaser or otherwise, to assure that all of the Buyout Shares are subject to the restrictions set forth in this Article IV and that all of the said restrictions are binding upon each and every successor, heir or assign of each such Shareholder, to any of the Buyout Shares.

Section 4.2 - Other Agreements and Other Financings.

  The Company shall not enter into any agreement which would restrict or impair the right or ability of the Company, the Shareholders or the Purchaser to perform its or their obligations under this Agreement.
  The Company shall not enter into any agreement with a third party, the principal purpose of which is to secure an Other Financing (as defined below) during the Exercise Period without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed. As used herein, "Other Financing" shall mean any issuance of Shares or securities convertible into, exercisable for, or exchangeable for Ordinary Shares.
  The Company shall not enter into any agreement with a third party, the principal purpose of which is to secure an Other Indebtedness (as defined below) during the Exercise Period without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed. As used herein, "Other Indebtedness" shall mean a debt obligation other than in the ordinary course of business, which, coupled with all other debt obligations (other than: (i) trade financing, and (ii) the Director Loan referred to on Schedule 3.1(c)) incurred by the Company during the Exercise Period cumulatively total more than $250,000.

Section 4.3 – Working Capital Payments During Exercise Period. The Company agrees that the payments provided for under section 6.1 of this Agreement in respect of the issuance of the Subscription Shares will be used by the Group only for general working capital and in accordance with the ordinary course of Group’s business, consistent with past practice and in reasonable conformity with existing budgeted expenses, unless otherwise agreed by Purchaser. The Company agrees to provide Purchaser with reasonable and periodic reports regarding the expenditure of the said payments.

Section 4.4 – Purchaser Covenants. The Purchaser undertakes to the Shareholders that during the Exercise Period it shall not: (i) do or omit to do anything that might jeopardize or cause a cessation in the quotation of the shares of the Purchaser on the OTC market of the NASDAQ Bulletin board; (ii) declare or pay any dividend or make any other distribution; or (iii) do or permit or suffer to be done any act or thing whereby the Purchaser or any of its subsidiaries may be wound up (whether voluntarily or compulsorily).

Section 4.5 – Ranking of Purchaser’s Shares. All the Purchaser’s Shares issued or issuable to the Shareholders shall rank pari passu in all respects with the existing unrestricted shares of common stock of the Purchaser together with all rights now or hereafter attaching or accruing to them including all rights to any dividends or other distribution declared, paid or made in respect of them by reference to a record date falling after the date of issue of such shares.

Section 4.6 – Information Rights. For so long as any Shareholder owns any of the Purchaser’s Shares, the Purchaser shall file with the SEC in a timely manner, whether or not the Purchaser has a class of securities registered under the Exchange Act at the time, all reports and other documents that the Purchaser is or would be required, as the case may be, to file with the SEC if it were subject to Section 13(a) or 15(d) of the Exchange Act. With a view to making available to the Shareholders the benefits of certain rules and regulations of the SEC which may permit the sale of the Purchaser’s Shares held by the Shareholders without registration, the Purchaser shall make and keep public information available, as those terms are understood and defined in Rule 144 of the Securities Act or any similar or analogous rule promulgated under the Securities Act. The Purchaser further covenants that it will take such further action as any Shareholder may reasonably request, all to the extent required from time to time to enable such Shareholder to sell the Purchaser’s Shares held by it without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 of the Securities Act. Upon the request of any Shareholder, the Purchaser shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section 4.7 – Registration Rights. The Purchaser hereby grants to each of the Shareholders the registration rights in the terms set forth in Schedule B in respect of the Purchaser’s Shares issued or issuable under this Agreement.

ARTICLE V

Conditions to Closing

Section 5.1 - Conditions Precedent to Closing by the Company and to the Company's Obligation to Sell the Purchased Shares. The obligation of the Company to issue the Subscription Shares and the Bonus Shares and the Shareholders to sell the Buyout Shares to the Purchaser is subject to the satisfaction or waiver, at or before the Closing and with respect to, of each of the conditions set forth below. These conditions are for the benefit of the Company and the Shareholders and may be waived by the Company and the Shareholders at any time in their sole discretion.

  Accuracy of the Purchaser's Representations and Warranties. Except for representations and warranties that are expressly made as of a particular date, the representations and warranties of the Purchaser in this Agreement shall be true and correct in all material respects as of the Closing Date.
  Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing.
  No Injunction. No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.
  No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced against the Purchaser or any subsidiary, or any of the officers, directors or affiliates of the Purchaser or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.
  Opinion of Counsel, Secretary's Certificate and Closing Certificate. At the Closing, the Company shall have received: (i) an opinion of counsel to the Purchaser, dated the date of Closing, in the form and with respect to such matters as are reasonably acceptable to the Company, and (ii) a Secretary's Certificate from the Purchaser, dated the date of Closing, in a form acceptable to the Company and confirming each and every representation and warranty of the Purchaser.

Section 5.2 - Conditions Precedent to the Closing by the Purchaser. The obligation of the Purchaser to complete the Initial Purchase is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

  Accuracy of the Company's Representations and Warranties. Except for representations and warranties that are expressly made as of a particular date, the representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the date when made up to and including the Closing Date as though made at that time.
  Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.
  No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.
  No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced against the Company or its subsidiary, or any of the officers, directors or affiliates of the Company or its subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.
  Opinion of Counsel, Director's Certificate and Closing Certificate. At the Closing, the Purchaser shall have received: (i) an opinion of counsel to the Company, dated the date of Closing, in the form attached hereto as Schedule D, (ii) a Director's Certificate from the Company, dated the date of Closing, in the form attached hereto as Schedule E confirming each and every representation and warranty of the Company, and (iii) a Shareholders’ Certificate executed by each of the Shareholders, dated the Closing Date, in the form attached hereto as Schedule F confirming each and every representation and warranty of the Shareholders.

ARTICLE VI

Purchase Terms and Buyout Option

Section 6.1 - Purchase Terms. Subject to the satisfaction of the conditions set forth in this Agreement, the parties agree as follows:

  Tranche 1. At Closing: (i) the Company shall allot and issue 4,341,785 Ordinary Shares to the Purchaser which represents 16.8% of the enlarged issued share capital of the Company immediately after Closing calculated on the basis of the full 25% dilution from the issue of the Subscription Shares and Bonus Shares against delivery by the Purchaser to the Company of a wire transfer in the amount of US$666,666 and a non-interest bearing promissory note in form and substance acceptable to the Company (the "Promissory Note") in the principal amount of US$1,333,334 payable in two equal installments, the first being the date falling 135 days following the Closing ("Tranche 2 Date") and the second being the date falling 270 days following the Closing ("Tranche 3 Date"), and (ii) by way of compensation to the Shareholders for the dilutive effect of the foregoing share issuances on the ownership percentages of the Shareholders, the Purchaser shall pay to the Shareholders the aggregate amount of US$333,333 and allot and issue, credited as fully paid up, 1,000,000 Purchaser’s Shares, each in the proportions set forth in Schedule C hereto.
  Tranche 2. On the Tranche 2 Date: the Company shall allot and issue 723,631 Ordinary Shares to the Purchaser which represents 2.8% of the enlarged issued share capital of the Company calculated on the basis of the full 25% dilution from the issue of the Subscription Shares and Bonus Shares against delivery to the Company by the Purchaser of a wire transfer in the amount of US$666,667 pursuant to the Promissory Note.
  Tranche 3. On the Tranche 3 Date: the Company shall allot and issue 723,631 Ordinary Shares to the Purchaser which represents 2.8% of the enlarged issued share capital of the Company calculated on the basis of the full 25% dilution from the issue of the Subscription Shares and Bonus Shares against delivery to the Company by the Purchaser of a wire transfer in the amount of US$666,667 pursuant to the Promissory Note.

Section 6.2 – Milestone Payments. In consideration of the Shareholders agreeing to use their best efforts to procure the Company to meet the following milestones, the Purchaser shall pay to the Shareholders in the proportions set forth in Schedule C hereto the following milestone payments amounting to US$666,667 subject to meeting the following milestones:

  $333,333 within seven days of the furnishing by the Company to the Purchaser of written confirmation of the delivery to a testing laboratory qualified to provide CE and FCC certification, of a first functioning Dual Mode (GSM/GPRS and WiFi) model cellular telephone (with whatever initial items such laboratory customarily requires to be submitted to initiate the testing process) for CE and FCC approval; and
  US$333,334 within seven days of receipt of the later of both the CE and FCC approval for the submitted model referred to in Section 6.2(a).

Section 6.3 – Bonus Issue. (i) Subject to compliance with Section 6.2(a), the Company shall allot and issue, credited as fully paid up, to the Purchaser 335,971 Ordinary Shares which represents 1.3% of the enlarged issued share capital of the Company calculated on the basis of the full 25% dilution from the issue of the Subscription Shares and Bonus Shares; and (ii) subject to compliance with Section 6.2(b), the Company shall allot and issue, credited as fully paid up, to the Purchaser 335,971 Ordinary Shares which represents 1.3% of the enlarged issued share capital of the Company calculated on the basis of the full 25% dilution from the issue of the Subscription Shares and Bonus Shares.

Section 6.4 - Purchaser's Buyout Option. The Shareholders severally grant to the Purchaser the Buyout Option consisting of the right to buy all of the remaining issued and outstanding Shares in the Company and exercisable as follows:

  At any time within the Exercise Period, the Purchaser may serve a notice upon the Company and the Shareholders of its intent to exercise the Buyout Option. Such notice, once issued, is binding on all the parties hereto and may not be withdrawn.
  Within 14 days following service of the said notice of Purchaser’s intent to exercise the Buyout Option, the Company and the Shareholders shall tender the Buyout Shares to the Purchaser.
  In exchange for the tender of the Buyout Shares, the Purchaser shall: (i) allot and issue, credited as fully paid up, the greater of a total of 6,000,000 Purchaser’s Shares or such number of Purchaser’s Shares that will constitute at least 4% of the enlarged outstanding share capital of the Purchaser on a fully diluted basis immediately after the exercise of the Buyout Option to the Shareholders, each Shareholder receiving a portion thereof, in proportion to the percentage ownership each has of the Buyout Shares, and (ii) pay to each of the Shareholders in proportion to the percentage ownership each has of the Buyout Shares, an aggregate amount equal to Three million U.S. dollars (US$3,000,000).
  Notwithstanding any other provision herein, the Buyout Option shall not be assignable and may only be exercised by the Purchaser once and in full. This Buyout Option may be terminated by either party if the other shall breach any of the conditions, provisions or obligations hereunder or if either party shall commit a material breach of any of its conditions, provisions or obligations contained herein, provided that such breach shall continue for a period of thirty (30) days after a written notice thereof and provided further that such termination shall be immediately effective upon further written notice to that effect to the breaching party after its failure to cure such breach within such applicable notice period.
  In addition, the parties agree that the Company is contemplated to continue to operate as an independent entity during the Exercise Period, and thereafter as an independent research and development cost center of the Purchaser if the Buyout Option is exercised by the Purchaser. During the Exercise Period, Company will deal with Purchaser on an arm’s length basis.

Section 6.5 – Shareholders Participation. The Purchaser agrees to pay 1010 Limited on an on going basis at the end of each of the Purchaser’s financial quarter an amount equivalent to 10 percent of the gross profit earned by the Purchaser with respect to the Purchaser’s revenue generated from terminal/equipment designed by Company, less the cost of sales pertaining to such terminal/equipment designed by Company (such cost of sales to include the cost of materials, assembly charges and third party software licensing fees, but excluding internal fees and charges levied by the Purchaser).

ARTICLE VII

Indemnification

Section 7.1 - General Indemnity.

  Indemnification by the Company and Shareholders. The Company and the Shareholders will severally indemnify and hold harmless the Purchaser, and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all attorneys' fees) to which the Purchaser and each such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in this Agreement (including exhibits which are a part of it), or any amendment or supplement to it, or (ii) the omission or alleged omission to state in this Agreement (including any exhibits which are a part of it), or any amendment or supplement to it, or any document incorporated by reference in the Agreement, a material fact required to be stated therein or necessary to make the statements therein not misleading.

  The Company and Shareholders will severally reimburse the Purchaser and each such controlling person promptly upon demand for any legal or other costs or expenses reasonably incurred by the Purchaser or such controlling person in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding, except that the Company will not be liable to the extent any loss, claim, damage, liability or expense arises out of, or is based upon, an untrue statement, alleged untrue statement, omission or alleged omission contained in any written information furnished by the Purchaser. Notwithstanding any other provision herein to the contrary, the liability of each of the Company and each of the Shareholders (including, without limitation, the indemnification obligation of the Company and each of the Shareholders under this Section 7.1(a)) shall be limited to such losses, claims, damages, liabilities and expenses (or actions in respect thereof) which shall arise during the two-year period following the execution of this Agreement, and shall be limited to an amount not greater than the sum of: (i) the total of all cash payments made to the Shareholders by the Purchaser pursuant to this Agreement, plus (ii) an amount equal to the lowest per share market price of the common stock of the Purchaser during the period between Closing and the date the indemnified claim first was made to a party, multiplied by the total number of shares of such stock theretofore issued by the Purchaser to the Shareholders that have become freely tradable (or otherwise assignable for value) (the "Aggregate Consideration"), provided always that, the maximum liability for each of the Company and each of the Shareholders in respect of all claims by the Purchaser hereunder shall not in any event exceed that part of the Aggregate Consideration which shall be receivable by it/him under this Agreement. Nothing in this Agreement or in any other document referred to in this Agreement shall be read or construed as excluding or limiting any liability or remedy as a result of fraud.

  Indemnification by the Purchaser. The Purchaser will indemnify and hold harmless the Company, each of its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each of the Shareholders from and against any expenses (including reasonable costs of defense and investigation and all attorneys fees) to which the Company and each such controlling person and any Shareholder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon: (i) an untrue statement, alleged untrue statement, omission or alleged omission, included in written information furnished by the Purchaser to the Company and the Shareholders, or (ii) the omission or alleged omission to state a material fact required to be stated or necessary to make a written statement by the Purchaser not misleading, to the extent, but only to the extent, the untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon, and in conformity with, written information furnished by the Purchaser to the Company and the Shareholders. The Purchaser will reimburse the Company, each such director, officer or controlling person and each Shareholder promptly upon demand for any legal or other costs or expenses reasonably incurred by the Company or the other person or a Shareholder in investigating, defending against, or preparing to defend against any loss, claim, damage, liability or expense arising out of, or based upon, an untrue statement, alleged untrue statement, omission or alleged omission contained in written information furnished by the Purchaser to the Company and the Shareholders.

Section 7.2 - Indemnification Procedures. Promptly after a person receives notice of a claim or the commencement of an action for which the person intends to seek indemnification under Section 7.1, the person will notify the indemnifying party in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the indemnifying party will not relieve the indemnifying party from liability under Section 7.1, except to the extent it has been materially prejudiced by the failure to give notice. The indemnifying party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the indemnifying party acknowledges in writing the obligation to indemnify the party against whom the claim or action is brought, the indemnifying party may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to the indemnified party. After an indemnifying party notifies an indemnified party that the indemnifying party wishes to assume the defense of a claim, action, suit or proceeding, the indemnifying party will not be liable for any legal or other expenses incurred by the indemnified party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the indemnified party, one or more of the indemnified parties should be separately represented in connection with a claim, action, suit or proceeding, the indemnifying party will pay the reasonable fees and expenses of one separate counsel for the indemnified parties. Each indemnified party, as a condition to receiving indemnification as provided in Section 7.1, will cooperate in all reasonable respects with the indemnifying party in the defense of any action or claim as to which indemnification is sought. No indemnifying party will be liable for any settlement of any action effected without its prior written consent. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of a pending or threatened action with respect to which an indemnified party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the indemnified party from all liability and claims which are the subject matter of the pending or threatened action.

If for any reason the indemnification provided for in this Agreement is not available to, or is not sufficient to hold harmless, an indemnified party in respect of any loss or liability referred to in Section 7.1 as to which it is entitled to indemnification thereunder, each indemnifying party will, in lieu of indemnifying the indemnified party, contribute to the amount paid or payable by the indemnified party as a result of such loss or liability, (i) in the proportion which is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and by the indemnified party on the other from the sale of Shares which is the subject of the claim, action, suit or proceeding which resulted in the loss or liability or (ii) if that allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits of the sale of such Shares, but also the relative fault of the indemnifying party and the indemnified party with respect to the statements or omissions which are the subject of the claim, action, suit or proceeding that resulted in the loss or liability, as well as any other relevant equitable considerations.

ARTICLE VIII

Miscellaneous

Section 8.1 - Fees and Expenses. Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Purchased Shares. The Shareholders shall pay all stamp or other similar taxes and duties levied in connection with the transfer of the Buyout Shares. The Purchaser shall pay all stamp or other similar taxes and duties levied in connection with any promissory notes or Purchaser’s Shares issued to the Shareholders as contemplated by this Agreement.

Section 8.2 - Specific Enforcement. The Company, the Shareholders and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that any party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other parties and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any party may be entitled by law or equity.

Section 8.3 - Entire Agreement; Amendment. This Agreement and the Schedules hereto represent the entire agreement of the parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by either party relative to the subject matter hereof not expressly set forth herein. No provision of this Agreement may be amended other than by a written instrument signed by all the parties hereto.

Section 8.4 - Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, by facsimile (with facsimile machine confirmation of delivery received) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Company:

RV Technology, Limited

12th Floor, Wilson House

19 Wyndham Street

Central, Hong Kong

Attention: Ms. PONG Sik Tuen, Chief Operating Office

With copies to:

LEUNG Ming Yan, Chief Architect Officer

If to the Purchaser:

Calypso Wireless, Inc.

5753 N.W. 158th Street

Miami, Florida USA

Attention: George Schilling, President & CEO

With copies to:

Mark Sujo, Chief Operating Officer

And copies to:

Bierman, Shohat, Loewy & Pizzi, P.A.

800 Brickell Avenue, Suite PH-2

Miami, Florida 33132

Attention: Michael Pizzi, Esq.

And, if to the Shareholders, at the address for the Company.

Any party hereto may from time to time change its address for notices by giving at least ten (10) days advance written notice of such changed address to the other parties hereto.

Section 8.5 - Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought.

Section 8.6 - Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 8.7 - Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

Section 8.8 - Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to the choice of law provisions.

Section 8.9 - Survival. The representations and warranties of the Company, the Shareholders and the Purchaser contained in Article III and the covenants contained in Article IV shall survive the execution and delivery hereof and the Closing, until the expiration of the Exercise Period under this Agreement.

Section 8.10 - Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four additional executed signature pages to be physically delivered to the other parties within five days of the execution and delivery hereof.

Section 8.11 - Publicity. Neither the Company nor the Purchaser shall issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement without the prior written consent of the other party to such disclosure, except that if the Purchaser is required by law, based upon an opinion of the Purchaser's counsel, to issue a press release or otherwise make a public statement or announcement with respect to this Agreement prior to the Closing, the Purchaser may do so and shall consult with the Company in advance on the form and substance of such press release.

Section 8.12 - Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 8.13 - Further Assurances. From and after the date of this Agreement, upon the request of a party to this Agreement, each of the other parties shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

Section 8.14 – Omitted Schedules. Any Schedule to this Agreement otherwise referred to herein, but not attached to the executed version of this Agreement, shall be deemed to exist but to reflect that no applicable items or information is listed thereon.

Section 8.15 – Time of the Essence. Time shall be of the essence of this Agreement as regards any time, date or period mentioned in it. If any such time, date or period (or variation of any of them) is varied, such varied time, date or period shall be of the essence.

[The balance of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed either individually or by their respective authorized officers as of the date first above written.

RV TECHNOLOGY LIMITED CALYPSO WIRELESS, INC.,

By: ___________________________ By: ___________________________

Name: PONG Sik Tuen Name: George Schilling

Title: Chief Operating Officer Title: President & CEO

By: ___________________________

Name: Mark Sujo

Title: Chief Operating Officer

ARGO II: THE WIRELESS – INTERNET ARGC IV, L.P.

FUND LIMITED PARTNERSHIP

______________________________ ______________________________

By: ARGO GLOBAL CAPITAL II By: its General Partner

PARTNERS L.P., its General Partner Name: Henry Huntly Haight

By: ARGO GP, INC., its General Partner Title: Authorized Signatory

Name: Henry Huntly Haight

Title: Authorized Signatory

ARGC V, L.P. 1010 LIMITED

______________________________ ______________________________

By: its General Partner Name: _______________________

Name: Henry Huntly Haight Title: _____________________

Title: Authorized Signatory

HENRY HUNTLY HAIGHT PONG SIK TUEN

_______________________________ ______________________________

LEUNG MING YAN MO SHUYI

_______________________________ ______________________________

TING HAN HSIUNG, DESMOND MAK TSUN WAH, DANIEL

_______________________________ ______________________________

LO SHUI LING, RAYMOND

_______________________________

SCHEDULE A

FINANCIAL STATEMENTS

SCHEDULE B

Registration Rights

1. Definitions and Restrictions. (a) The following constitute definitions of certain of the terms used in this Schedule:

"Holder" means the Holder of any "Securities" as herein defined and each such Holder's respective successor(s), transferee(s) and assign(s);

"Registration," "register" and like words mean compliance with all of the laws, rules, regulations and provisions of agreements and corporate documents pertaining to lawful and unconditional transfer of securities including registration of any offering of securities on any form.

"Securities" means, for purposes of this Schedule, the Common Stock of the Purchaser issued pursuant to this Agreement. For purposes of computing percentage of Securities, each share of Common Stock to be registered (or entitled to be registered hereunder for purposes of Section 3) shall be counted as one vote. "Unrestricted Securities" shall not be included in "Securities" for purposes of this Schedule. As herein used, the term "Unrestricted Securities" shall mean at any time securities that either (i) have theretobefore been sold or transferred in a public offering or distribution in connection with which such securities were registered under the Securities Act, or (ii) have theretofore been sold or transferred without registration under said Securities Act in a transaction in which (in the opinion of counsel for the transferor) such registration was not required and which did not involve any investment representation or investment undertaking by the transferee with respect to such securities, such as a transfer pursuant to Regulation A or Rule 144.

2. Demand Registration.

(a) If, at any time after July 21, 2006 and from time to time thereafter, any Holder(s) shall notify the Purchaser (i) that it, or any other person(s) who shall then hold any of the Securities (any such other person(s) being hereinafter in this Section 2 of this Schedule called "Subsequent Holder(s)"), proposes to sell or transfer a number of such Securities, and (ii) that, in the opinion of counsel for the Holder or such Subsequent Holder(s) (a copy of which opinion shall be furnished to the Purchaser), the Securities proposed to be so sold or transferred by the Holder(s) or such Subsequent Holder(s) are not Unrestricted Securities (as defined herein) and it is necessary or desirable in connection with the sale or transfer of such Securities to effect a registration thereof pursuant to the Securities Act, or to qualify any thereof under the Securities or Blue Sky laws of any one or more states, then on each occasion when the Purchaser shall be requested by a Holder or Holders to effect a registration of any of the Common Stock under the Securities Act, to which request the Holders of at least 66 2/3% of the Securities consent (a Holder may consent but need not request registration of any Securities held by it). The Purchaser shall promptly give written notice of such request to all other Holders and proceed to perform as provided in (b) below. The percentage of 66 2/3% as stated above shall be 66 2/3% so long as the Common Stock has not previously been the subject of any effective registration.

(b) The Purchaser (i) will upon such request as expeditiously as is reasonably possible use its best efforts to effect registration on Form S-1 (or any form adopted in lieu thereof) under the Securities Act of the Securities which the Purchaser has been requested to register including any requests of Holder(s) subsequent to notice from the Purchaser to the Holders as provided in (a) above; (ii) if the offering is pursuant to an underwriting agreement (the underwriter to be the person selected by the holders of the majority of the Securities to be registered), enter into an underwriting agreement with underwriters selected by the Holder(s) requesting an offering of securities, said agreement to be in such form as the underwriter shall customarily enter into and enter into indemnification as provided in Section 6 of this Schedule hereof; (iii) use its best efforts to have such Registration Statement declared effective; (iv) notify the Holder(s) (which term includes "Subsequent Holders" throughout this Schedule unless expressly stated otherwise) promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or any supplement to any prospectus forming a part of such Registration Statement has been filed; (v) notify the Holder(s) promptly of any request by the SEC for the amending or supplementing of such Registration Statement or prospectus or of additional information; (vi) prepare and file with the SEC, promptly upon any Holder's request, any amendment or supplement to such Registration Statement or prospectus which, in the opinion of counsel for the Holder(s), may be necessary or advisable in connection with the distribution of the Securities by the Holder(s); (vii) prepare and promptly file with the SEC and promptly notify the Holder(s) of the filing of such amendment or supplement to such Registration Statement or prospectus as may be necessary to correct any statement or omission, if at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; (viii) in case any Holder(s) or any underwriter(s) for any Holder(s) is (are) required to deliver a prospectus, at a time when the prospectus then in effect may no longer be used under the Securities Act, prepare promptly upon request such amendment or amendments to such Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10 of the Securities Act subject to clause (xiii) below; (ix) not file any amendment or supplement to the Registration Statement or prospectus to which any Holder(s) shall reasonably object after having been furnished a copy at a reasonable time prior to the filing thereof; (x) advise each Holder promptly after it shall receive notice or obtain knowledge thereof of the issuance of any stop order by the SEC suspending the effectiveness of any such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; (xi) use its best efforts to qualify the Securities for sale under the securities laws of such states as such Holder(s) may reasonably request except that it shall not be required in connection therewith or a condition thereof to execute a general consent to service or qualify to do business in any such states or otherwise to subject itself to taxation therein; and (xii) furnish to each Holder as soon as available copies of any such Registration Statement and each preliminary or final prospectus, or supplement required to be prepared pursuant to this Schedule, all in such quantities as each Holder may from time to time reasonably request; (xiii) provided, however, that in no event shall the Purchaser be obligated to keep such Registration Statement effective for a period longer than 120 days plus a number of days equal to the number of days, if any, during which such Holder's right to offer and sell such Securities shall have been suspended pursuant to the provisions of subsection (c) of Section 3 of this Schedule and the Purchaser may after such period deregister any Securities remaining unsold if the Commission or its staff so requests; and (xiv) if any of the Securities are then listed on any securities exchange, the Purchaser will cause all shares covered by such Registration Statement to be listed on such exchange(s). No Holder of any Securities shall have a right to participate in any Registration pursuant to Section 2 of this Schedule unless such Holder shall agree to sell such Securities as a party to the underwriting arrangement selected by the holders of a majority of the Securities being registered.

3. Information to be Furnished by Holder. Each Holder of any Securities to be included in any Registration Statement filed by the Purchaser in accordance with the provisions of this Section shall be subject to the following conditions:

(a) each Holder shall be required to furnish in writing to the Purchaser all information within the Holder's possession or knowledge required by the applicable rules and regulations of the SEC and by any applicable state securities or Blue Sky Laws concerning the proposed method of sale or other disposition of the Securities and the identity of and compensation to be paid to any proposed underwriter(s) to be employed in connection therewith;

(b) if such Holder desires to sell and distribute securities over a period of time, or from time to time, at then prevailing market prices, pursuant to a Registration Statement to be filed by the Purchaser then such Holder shall execute and deliver to the Purchaser such written undertakings as the Purchaser and its counsel may reasonably require in order to assure full compliance with relevant provisions of the Act and the Securities Exchange Act; and

(c) if, during the effectiveness of a Registration Statement filed pursuant to this Schedule , an intervening event should occur which, in the reasonable opinion of the Purchaser’s counsel, makes the prospectus included in such Registration Statement no longer comply with the Securities Act, after notice containing the facts and legal conclusions relied upon from the Purchaser to such Holder(s) of the occurrence of such an event, such Holder(s) shall make no further sales or other dispositions, or offers therefor, of Securities under such Registration Statement until it receives from the Purchaser copies of a new, amended or supplemented prospectus complying with the Securities Act as soon as practicable after such notice. The Purchaser shall keep such Holder(s) fully informed as to the status of its efforts which shall be prompt and diligent to cause such new, amended or supplemented prospectus to be available for use by such Holder(s).

4. Cost and Expenses.

(a) The Purchaser will pay all costs and expenses for all registrations under this Schedule except as provided in (c) of this Section 4 of this Schedule. The costs and expenses include, without limitation, the fees and expenses of the Purchaser’s counsel, one special counsel selected by the offering Holder(s), insurance premiums, the fees and expenses of accountants and auditors and all other costs and expenses incident to the preparation, printing and filing of any and all documents to be filed under the Securities Act, each prospectus and all amendments and supplements thereof, the costs incurred in connection with the qualification of the Securities and the offering thereof under the laws of various jurisdictions (including fees and disbursements), cost of listing on any exchange, the cost of furnishing to each Holder such copies as the Holder shall reasonably request of any Registration Statement, each preliminary prospectus, the final prospectus and each amendment and supplement thereto and all expenses incident to delivery of the Securities to any underwriter or underwriters; but not the commissions or discounts payable by the Holder(s) to such underwriter(s).

(b) The demand registration rights provided in Section 2 of this Schedule may be exercised on only 3 occasions at the Purchaser’s expense. In the event that the Holder(s) who is (are) an offeror(s) of Securities offered under the last of the registrations to be made at the Purchaser’s expense under the foregoing subsection (a) do not sell at least 50% of the shares so registered and offered, such Registration Statement shall not be included within the registration to which the Holder is entitled at the Purchaser’s expense. Any subsequent registered offering in which at least 50% of the shares offered are not sold shall likewise be disregarded in calculating the registrations at the Purchaser’s expense to which the Holder is entitled.

(c) The holder(s) may demand unlimited additional registrations provided that such Holder(s) shall pay or reimburse the Purchaser for all actual and direct costs and expenses of such registration.

(d) In the event holder(s) of other securities wish to make an offering of securities held by them as part of the same registration as to which the Holder(s) is (are) bearing the cost pursuant to subparagraph (c), the Purchaser shall require as a condition of such registration that the holder(s) of the other securities pay their share of the cost of registration (pro rated according to the gross offering price of the Securities being registered).

5. Incidental Registration. If at any time the Purchaser determines that it shall file a Registration Statement under the Securities Act (other than a Registration Statement on a Form S-4 or S-8) on any form that also would permit the registration for resale of the Securities and such filing is to be on its behalf and/or on behalf of selling holders of its securities for the general registration of its Common Stock to be sold for cash, the Purchaser shall at each such time promptly give each Holder written notice of such determination setting forth the date on which the Purchaser proposes to file such Registration Statement, which date shall be no earlier than 30 days from the date of such notice, and advising each Holder of its right to have Securities included in such registration. Upon the written request of any Holder received by the Purchaser no later than 20 days after the date of Purchaser’s notice, the Purchaser shall use its commercially reasonable efforts to cause to be registered under the Securities Act all of the Securities that each such Holder has so requested to be registered; provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Purchaser shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Purchaser may, at its election, give written notice of such determination to each Holder of Securities and, thereupon, shall be relieved of its obligation to register any Securities in connection with such registration.

6. Indemnification by Purchaser. The Purchaser will, to the maximum extent permitted by law, indemnify and hold harmless each Holder registering an offering of Securities and any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls the Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Holder or underwriter or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement registered under the Securities Act, any prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Holder, underwriter and each such controlling person for any legal or other expenses incurred by the Holder, underwriter or such controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action; provided however, that the Purchaser will not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by the Holder or underwriter in writing specifically for use in the preparation of such prospectus.

7. Indemnification by Holder. Each Holder registering an offering of Securities will to the extent permitted by law indemnify and hold harmless the Purchaser, each of its directors, each of its officers who have signed said Registration Statement, and each person, if any, who controls the Purchaser, within the meaning of the Securities Act, against any loss, claim, damage or liability of which the Purchaser, or any such director, officer or controlling person may be or become subject under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) is caused by any untrue or alleged untrue statement of any material fact contained in said Registration Statement, said prospectus, or amendment or supplement thereto, or arises out of or is based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by the Holder for use in the preparation of the Registration Statement; or arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such preliminary prospectus and if, in respect to such statement, alleged statement, omission or alleged omission, the final prospectus corrected such statement, alleged statement, omission or alleged omission and a copy of such final prospectus had not been seen or given at or prior to the confirmation of the sale with respect to which such loss, claim, damage, expense or liability relates. The indemnity agreement contained in this Section 7 of this Schedule shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, and the total amounts payable by a Holder in indemnity under this Section in respect of any violations shall not exceed the net proceeds received by such Holder in the relevant registered offering.

8. Notice to Indemnitor. Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant thereto, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party. In case such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party.

9. Additional Obligations. If any Securities require declaration of or registration with or approval of any Federal or State governmental official or authority (other than registration under the Securities Act or qualification or registration under state securities or Blue Sky laws) before such Securities may be sold, the Purchaser at its own expense shall take all reasonable action in connection with such registration, declaration or approval and will use its best efforts to cause such Securities to be duly registered or approved as may be required; provided, however, that in connection therewith or as a condition thereof, the Purchaser shall not be required to execute a general consent to service or to qualify to do business in any such state.

10. Rule 144 Covenants. The Purchaser covenants to the Holders of Securities for so long as any Securities remain outstanding that to the extent it shall be required to do so under the Exchange Act, the Purchaser shall timely file the reports required to be filed by it (or the Parent) under the Exchange Act or the Securities Act (including the reports under Section 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the SEC under the Securities Act) and the rules and regulations adopted by the SEC thereunder, and shall take such further action as any Holder of Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.

11. Registration Provisions for Other Securityholders. In the event a registration is effective as provided in Section 2 or 5 of this Schedule, the Purchaser shall not permit or cause any additional registrations of an offering of its securities for itself or any securityholder to become effective for a period of six months after the completion of an offering by the Holder(s) registered under either section abovementioned.

SCHEDULE C

Purchase and Buyout Consideration to the Shareholders

[Refer to attached Excel spreadsheet]

SCHEDULE D

Form of Legal Opinion by Company Counsel

July ___ 2005

Calypso Wireless, Inc.

5753 N.W. 158th Street
Miami, Florida
U.S.A.

Gentlemen:

We have acted as special Florida counsel to RV Technology Limited, a limited liability company (the "Company") incorporated under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China ("Hong Kong"), in connection with certain matters relating to the Share Purchase Agreement dated [July ___], 2005 (the "Agreement"), by and between Calypso Wireless, Inc., a Delaware corporation (the "Purchaser"), the Company and its Shareholders named therein. We are providing this opinion to you at your request as Purchaser pursuant to Section 5.1(e) of the Agreement.

Except as specifically otherwise defined herein, all capitalized terms used herein are used as defined in the Agreement.

In rendering this opinion and in our examination, we have assumed, without independent verification or investigation, the genuineness of all signatures and the legal capacity of natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed, photocopied or electronic copies. As to any facts material to our opinion, we have relied, to the extent that we deem such reliance proper, upon certificates and statements of representatives of the parties to the Agreement and on the statements, representations, and warranties made in or pursuant to the Agreement, and upon originals or copies, certified or otherwise identified to our satisfaction, of the Agreement, certificates, and other documents as in our judgment are necessary or appropriate to enable us to render this opinion.

For purposes of this opinion, we have assumed, without independent verification or investigation, with respect to the Agreement, that:

(a) the Agreement and the execution, delivery, and performance thereof have been duly authorized by each of the parties thereto, such document has been duly executed and delivered by each of the parties thereto, and (except to the extent set forth in our opinion below as to the Company) such documents constitute valid, binding, and enforceable obligations of each of the parties thereto;

(b) all signatories to such documents have been duly authorized;

(c) each of the parties to such documents is duly organized and validly existing and is in good standing under the laws of its jurisdiction of incorporation or formation, and is qualified to do business in each jurisdiction in which such qualification is required;

(d) each of the parties to such documents has the full power, authority, and legal right to execute and deliver such documents to which it is a party and to perform its obligations thereunder;

(e) each party to such documents has obtained all consents, approvals, licenses, authorizations, orders, filings, recordings, registrations, exemptions, and qualifications that are required to be made or obtained in connection with its execution, delivery, and performance thereof and for the consummation of the transactions contemplated thereby, and such are valid and sufficient for their intended purpose and are in full force and effect;

(f) neither the authorization, execution, nor delivery by each party to each document to which it is a party, nor such performance by it of its obligations thereunder contravenes, conflicts with, or violates (i) its articles of association or incorporation or other applicable constituent documents, (ii) any applicable law, rule, or regulation of any jurisdiction, (iii) any agreement or instrument to which it is a party or by which its properties or assets are bound, or (iv) any judicial or administrative judgment, injunction, order, or decree that is binding upon it or its properties or assets;

(g) there are no facts or circumstances in existence, and no events have occurred, that would render the Agreement void, voidable, repudiated, frustrated, or capable of rescission, in each case, by reason of fraud or misrepresentation on the part of the parties thereto;

(h) there are no other documents, oral or written agreements, or collateral arrangements among the parties to the documents referred to in this opinion that modify or supersede any of the terms thereof and that the Agreement has not been amended, waived, or terminated, including by course of conduct.

Based upon and subject to the foregoing, we are of the opinion that under the laws of the State of Florida, the obligations of the Company under the Agreement constitute its valid and binding obligations, enforceable against it in accordance with their respective terms.

In addition to the other assumptions, exceptions, and qualifications contained in this opinion, the opinion in the preceding paragraph is subject to the following exceptions and qualifications:

(a) Insofar as the foregoing opinion relates to the validity or enforceability of the obligations of the Company under the Agreement, such opinion is subject to (i) the limitations of all applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, and similar laws or judicial action relating to and affecting the rights of creditors generally and to the possible judicial application of foreign laws or governmental action affecting the rights of creditors generally and (ii) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (A) the possible unavailability of specific performance, injunctive relief, or any other equitable remedy and (B) concepts of materiality, reasonableness, good faith, and fair dealing

(b) The enforceability of any provision of the Agreement relating to indemnification may be limited by laws rendering unenforceable (i) the exculpation or release of a party from or the indemnification of a party against liability for its own wrongful or negligent acts under certain circumstances and (ii) indemnification or contribution provisions that are contrary to federal or securities laws and the public policy underlying such laws.

(c) We express no opinion as to the legality, validity, binding effect, or enforceability of provisions in the Agreement to the effect that terms may not be waived or modified except in writing, as the enforceability thereof may be limited under certain circumstances.

(d) We assume that the transactions contemplated by the Agreement do not violate the laws or public policy of any other jurisdiction that bears a reasonable relation to such transactions, including, without limitation, Hong Kong.

(e) We note that under applicable law, for various reasons, including public policy of the applicable jurisdiction, certain claims may not be legally arbitrable. Accordingly, for purposes of this opinion as it relates to the Agreement, we have assumed that any claim sought to be arbitrated does not involve a matter of public policy, illegality, or statutory interpretation that would preclude the arbitrability of such claim.

(f) We express no opinion as to any provisions of the Agreement purporting to authorize conclusive determinations or to permit a party to make determinations in its sole discretion.

(g) We express no opinion as to certain other provisions contained in the Agreement which may be limited or rendered ineffective by applicable laws of the State of Florida or judicial decisions governing such provisions or holding their enforcement to be unreasonable under the then existing circumstances, but such laws and judicial decisions do not in our opinion prevent the practical realization of the substantive benefits intended to be provided by the Agreement.

(h) We express no opinion as to the validity of the choice of Florida Law as the governing law of the Agreement and whether such choice of law would be recognized and given effect to in any action brought before a court of competent jurisdiction in the State of Florida.

We do not express herein any opinion as to any matters governed by any laws other than the laws of the State of Florida.

This opinion is rendered to you in connection with the Agreement and is solely for your benefit solely in connection with the transactions contemplated by the Agreement and may not be relied upon by or published or communicated to any other person for any purpose whatsoever without our prior written consent in each instance.

Very truly yours,

White & Case LLP

JF:HC:pt

Schedule E

Form of Director’s Certificate

The undersigned, ___________, hereby certifies that he/she is the duly elected and acting director of RV Technology Limited, a limited liability company, duly incorporated, validly existing and in good standing under the laws of Hong Kong (the "Company"), and that as such, he/she has custody of the business records of the Company, and that he/she is authorized to execute and deliver this certificate on behalf of the Company.

Further, the undersigned hereby certifies that the Company has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. As of the date hereof, the Company has a single subsidiary, Covision Limited, a corporation duly incorporated, validly existing and in good standing under the laws of Hong Kong.

The undersigned further certifies that the Company has the requisite corporate power and authority to enter into and perform the Share Purchase Agreement dated July 21, 2005 by and between Calypso Wireless, Inc., a Delaware corporation (the "Purchaser"), the Company and the Shareholders named therein (the "Agreement"), and to issue and sell the Purchased Shares referred to therein, and to authorize or otherwise permit the sale of the Buyout Shares referred to therein, in accordance with the terms thereof. The execution, delivery and performance of the Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or Shareholders is required.

The undersigned further certifies that the authorized share capital of the Company and the shares thereof issued and outstanding as at the Closing Date, are set forth in Schedule A to the Agreement.

Schedule F

Form of Shareholders’ Certificate

The undersigned, ___________, hereby certifies that he/she is a current shareholder of RV Technology Limited, a limited liability company, validly existing and in good standing under the laws of Hong Kong (the "Company").

Further, the undersigned hereby certifies that he/she has the requisite power and authority to enter into and perform the Share Purchase Agreement dated July 21, 2005 by and between Calypso Wireless, Inc., a Delaware corporation (the "Purchaser"), the Company and the Shareholders name therein (the "Agreement") and to sell his/her respective portion of the Buyout Shares referred to therein, in accordance with the terms thereof. The execution, delivery and performance of the Agreement by the undersigned Shareholder and the consummation of each of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or partnership action, and no further consent or authorization is required.

The undersigned further certifies that the authorized share capital of the Company and the shares thereof issued and outstanding as at the Closing Date, are set forth in Schedule A to the Agreement.

Disclosure Schedule 3.1(c)

Capitalization Table at Closing Date

[Refer to attached Excel spreadsheet]